UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of report (Date of earliest event reported):
October 28, 2014
United States Steel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 Grant Street, Pittsburgh, PA	15219-2800
(Address of Principal Executive Offices)	(Zip Code)

(412) 433-1121
(Registrant's telephone number,
including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) On October 28, 2014, the board of directors of United States Steel Corporation (U. S. Steel) elected Ms. Patricia Diaz Dennis and Mr. Robert J. Stevens to serve on its board of directors effective January 1, 2015 until the next succeeding annual meeting of shareholders, or until their successors may be duly qualified and elected. The committees on which they will serve have not yet been determined.
U. S. Steel has not entered into any transactions with Ms. Dennis or Mr. Stevens identified in Item 404(a) of Regulation S-K and they will not be employed by U. S. Steel. Neither Ms. Dennis nor Mr. Stevens were elected pursuant to an arrangement or understanding between them and any other person.
Ms. Dennis and Mr. Stevens will each be paid an annual retainer fee. They each will also participate in the Deferred Compensation Program for Non-Employee Directors (the Plan) and the Non-Employee Director Stock Program (Stock Program). A more detailed description of any retainer fees, the Plan and the Stock Program can be found in the U. S. Steel proxy statement filed on Schedule 14A with the Securities and Exchange Commission on March 14, 2014.
Item 8.01. Other Events
On October 30, 2014, U.S. Steel issued a press release related to the election of Ms. Patricia Diaz Dennis and Mr. Robert J. Stevens to the board of directors. The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated October 30, 2014 titled "Patricia Diaz Dennis and Robert J. Stevens Elected to U. S. Steel Board of Directors."

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
UNITED STATES STEEL CORPORATION

By	/s/ Colleen M. Darragh
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Colleen M. Darragh
Acting Controller
Dated: October 30, 2014